Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 and related prospectus of Chicken Soup for the Soul Entertainment Inc. and Subsidiaries of our report dated March 27, 2020 relating to the December 31, 2019 and 2018 consolidated financial statements of Chicken Soup for the Soul Entertainment Inc. and Subsidiaries included in its Annual Report (Form 10-K), and to the reference to us under the heading “Experts” in the Registration Statement.

/s/ ROSENFIELD AND COMPANY, PLLC

New York, New York
December 7, 2020